2Q 2020 Earnings Supplemental Presentation August 6, 2020

Safe Harbor Disclosure This presentation contains forward-looking statements. These forward-looking statements include, in particular, statements about our plans, strategies and prospects. These statements are based on our current expectations and projections about future events. The words “m ay,” “will,” “s hould ,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “a im ,” “potential” or “continue” or the negative of those terms or other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on assumptions and estimates by our management that, although we believe to be reasonable, are inherently uncertain and subject to risks and uncertainties that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements. These risks and uncertainties include those described in our filings with the SEC. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements. 2

Non-GAAP Disclosure Statement This presentation contains certain non-GAAP financial measures, including adjusted revenue, adjusted net revenue, adjusted EBITDA, adjusted net income and adjusted net income per share. • “Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. • “Adjusted net revenues” represents adjusted revenues less asset-based cost of revenues. Under GAAP, we are required to recognize as revenue certain fees paid to investment managers and other third parties needed for implementation of investment solutions included in our assets under management. Those fees also are required to be recorded as cost of revenues. This non-GAAP metric presents adjusted revenues without such fees included, as they have no impact on our profitability. Adjusted revenues and Adjusted net revenues have limitations as financial measures, should be considered as supplemental in nature and are not meant as a substitute for revenue prepared in accordance with GAAP. • “Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gain, other items, loss allocation from equity method investment and (income) loss attributable to non-controlling interest.“ • “Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, non-recurring gain, other items, loss allocation from equity method investment and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. • “Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding. This information is not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP information for other companies. Quantitative reconciliations of our non-GAAP financial information to the most directly comparable GAAP information appear in the appendix of this presentation. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP. 3

Key Messages for Today Leveraging technology and data as the conduit to every service and solution we provide Expanding value-added Financial Wellness solutions to large and growing installed base Enabling a new standard of personal financial services and investing to capitalize on substantial opportunity Delivering strong financial results in the context of current environment 4

We Use Technology and Data as a Conduit to Every Service and Solution We Provide Optimization Engine Financial Institutions Exchanges Envestnet Connect Financial INV Wellness Fin Techs Client Portal Envestnet Financial Scorecard Credit Credit Data Planning INS Advisor Portal Capability Enterprise Portal Analytics Fin Apps Ret. Trust Support Payments, HC, Other Other Advisor Services Health Cash APIs/Data Management Account Administration and Service Clearing, Custody, Trust  Data Aggregation  Digital Wealth  Marketplace of Exchanges  Highly Configurable  Performance Reporting  Data Intelligence Experience - Open APIs  Research and Consulting  Integrated Account Opening  Comprehensive View   Digital / Mobile Client Services and Proposal Integrated Across the Full Security Experience Solution Set   Portfolio Administration and  Sophisticated Trading and Data Management  Dynamic Overlay Services Rebalancing  Accurate, Reconciled Data Solutions Configurations  Portfolio Management and  Multi-Custody Integration  Customized Reporting  Money Movement  Predictive, Complete Rebalancing  Compliance Oversight for Financial Wellness  Recommendations Integrated Insurance Network Advisor / Sponsor   Integrated Lending and  Comprehensive and Flexible Financial Planning Financing Solutions Billing 5

Driving Long-Term Growth Through Land and Expand Investment solutions (managed accounts, overlay, direct indexing) Data and analytics Exchanges (insurance, credit, advisor services) Installed base of Financial Planning advisors and by MoneyGuide accounts Recommendation Future offerings engine Growing the installed base Leveraging technology Deploying additional solutions “land” and data “expand” 6

Installed Base Adopting Expanded Offerings Direct Indexing ENV Insurance Exchange Overlay Solutions 13 firms advisor usage +23% advisors usage +16% accounts +33% 7,000 advisors accounts +19% 8 of the top 12 insurance carriers as partners Credit Exchange Impact Portfolios 11 firms advisor usage 12% Managed Accounts 8,600 advisors accounts +18% Tamarac users migrating to Four lender partners model traded UMA 7 Increase in advisor usage and accounts represents year-to-date change

Envestnet Powering the Future of Advice Themes driving change Implications A new level of trust and relevance are Transparency, authenticity and logic supported by predictive analytics will be the baseline for how a client values the information and advice provider the currency of valued engagement they engage with Redefining what it means to be Understanding the trade offs and “what-if” scenarios will be the prepared underpinning of advancements and usage of planning Hybrid is the only engagement model and the “fidelity” will need to be Digital becomes more “human” the same across every medium Behavioral, holistic wellness across all assets and liabilities will be the The fusion of health and wealth mandate, supported by an integrated tech platform Family and communities lead the way The new mutuality, “we’re all in this together” drives the connectedness forward and strength of communities Creating a new playbook for a The need for scale (digitizing, analytics, outsourcing, and strategic sustainable business partnerships) will be the focus over product selection Links: Advisor Summit On-Demand Advisor’s Playbook for Leading Clients Forward 8

Strong Second Quarter 2020 Results

(in millions except for per share amounts)	2Q20 Outlook *Provided 5/7/20*	**2Q20 Results vs. Midpoint**	YoY Change (%)	Key Variance Drivers – Results vs. Outlook
Adjusted revenues[(1)]	$226.0-$227.5	**$235.4** +$8.7	+3%	• Favorable asset-based revenues • Subscription and professional services modestly favorable
Adjusted net revenues[(1)]	$165.0-167.0	**$173.5** +$7.5	+4%	• Favorable margin from asset-based revenue outperformance • Subscription and professional services modestly favorable
Adjusted EBITDA[(1)]	$47.5-$48.5	**$55.8** +$7.8	+29%	• $7.5 higher adjusted net revenues • $0.3 lower operating expenses
Adjusted net income per diluted share[(1)]	$0.47	**$0.59** +$0.12	+28%	• ~$0.10 Adjusted net revenues • ~$0.005 Operating expenses • ~$0.005 Net cash interest expense • ~$0.01 Share count

ENVESTNET

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

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Improved 2020 Full Year Outlook Key Components Updated Prior FY20 Updated FY20 (in millions except Variance at FY20 Primary Variance Drivers Guidance Guidance adjusted EPS and tax (5/7/20) (8/6/20) midpoint guidance vs. Prior Guidance rate) vs. 2019 • 2Q market impact on asset-based revenues Adjusted revenues(1) $940 - $946 $977 - $980 +$35.5 +7-8% in back half of year • Mix-driven outperformance in 2Q Asset-based cost of • 2Q market impact resulting in higher $257 - $262 $271.5 – $272.5 +$12.5 +11-12% revenues manager fees in back half of year Adjusted net revenues(1) $678 - $689 $704.5 - $708.5 +$23.0 +6-7% • 2Q market impact net of manager fees • Improved revenue outlook Adjusted EBITDA(1) $200 - $203 $221 - $223 +$20.5 +14-15% • Sequential increase in operating expenses between 3Q and 4Q Adjusted net income per $1.92 - $2.02 $2.28 – $2.31 +$0.33 +6-7% • Improved revenue outlook diluted share(1) Normalized effective tax 25.5% 25.5% n/a n/a • Unchanged rate Diluted shares outstanding 55.0 55.0 n/a +4% • Unchanged (1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information. Please review slides 2 and 3 for additional disclosures. 10

Strong Balance Sheet and Liquidity Capital Position as of June 30, 2020 Cash and Cash Equivalents $92M Debt Outstanding on Revolving Line of Credit ($500M) $275M Convertible Debt Maturing 2023 $345M Net Leverage Ratio 2.3x Annual cash interest expense ~$16M Revolving Line of Credit LIBOR + spread(1) Convertible Debt 1.75% coupon (1) LIBOR plus 225 basis points, based on current leverage ratio. 11

ENV…Yesterday…Today…Tomorrow 822% The next 10 years… 1385% • Establishing the ecosystem that can make financial wellness a reality for everyone • Positively impacting millions of families 435% Platform assets, accounts and advisors, as well as employee count as of June 30 in each respective year. 12

Appendix

Illustrative Market Impact

Assuming +/-10% market change

Asset-based revenues	Cost of revenues	Adjusted EBITDA[1] unmitigated
↑↓ ~$32M	↑↓ ~$16M	↑↓ ~$16M

Management has visibility into expected performance allowing operating decisions that may impact hiring plans, variable compensation and other spending initiatives.

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

Amounts represent annualized impact applicable to subsequent quarter following assumed market change. Amounts based on 2Q20 actual revenue.

See additional information on slide 15 which provides calculations and other statements.

ENVESTNET

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Illustrative Market Impact Calculations

Illustrative Market Impact Model	Assumptions		
Total revenue	2Q20 revenue, annualized	$986	
x % asset-based	~55% of total revenue	55%	
x % exposure to equities	Approximate 60% equity allocation	60%	
x % market change	Assuming 10% equity market decline	-10%	
= revenue impact		($32)	3-4% impact on total revenue
- impact on asset-based cost of revenue	Currently 51% of asset-based revenue	($16)	
= impact on adjusted EBITDA(1)	Unmitigated impact	($16)	7-8% impact on adjusted EBITDA

(in $millions)

- Given Envestnet's high degree of subscription-based revenue and limited exposure to equity markets, a 10% equity market decline would have a 3-4% impact on our revenue.
- Approximately 90% of our asset-based revenue is billed quarterly, in advance. As such, the majority of any market impact would be seen in future quarters. Example: June 30 asset values drive our third quarter asset-based revenue.
- Approximately half of our asset-based revenue is paid to third party managers and strategists. This naturally reduces the impact on our profit from a market decline. In the above scenario, a 10% equity market decline would have a 7-8% impact on our adjusted EBITDA.
- This represents the unmitigated impact. Depending on the severity of the impact, management may choose to offset a portion of this impact through lower variable compensation, and changing its discretionary hiring and spending plans.

ENVESTNET

(1) Non-GAAP financial measure. Please see appendix for reconciliations to the most directly comparable GAAP information.

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Outlook Table The Company provided the following outlook for the third quarter ending September 30, 2020 and full year ending December 31, 2020. This outlook is based on the market value of assets on June 30, 2020. We caution that we cannot predict the market value of our assets on any future date and, in particular, in light of recent market volatility. See slide 2 for more information. (In Millions Except Adjusted EPS) 3Q 2020 FY 2020 GAAP: Revenues: Asset-based $ 134.0 - $ 134.5 Subscription-based 104.5 - 105.0 Total recurring revenues $ 238.5 - $ 239.5 Professional services and other revenues 6.0 - 6.5 Total revenues $ 244.5 - $ 246.0 $ 976.3 - $ 979.3 Asset-based cost of revenues $ 69.5 - $ 70.0 $ 271.5 - $ 272.5 Total cost of revenues $ 77.0 - $ 77.5 Net income (a) - (a) (a) - (a) Diluted shares outstanding 55.0 55.0 Net income per diluted share (a) - (a) (a) - (a) Non-GAAP: Adjusted revenues (1): Asset-based $ 134.0 - $ 134.5 Subscription-based 104.5 - 105.0 Total recurring revenues $ 238.5 - $ 239.5 Professional services and other revenues 6.0 - 6.5 Total revenues $ 244.5 - $ 246.0 $ 977.0 - $ 980.0 Adjusted net revenues (1) $ 174.5 - $ 176.5 $ 704.5 - $ 708.5 Adjusted EBITDA(1) $ 56.0 - $ 57.0 $ 221.0 - $ 223.0 Adjusted net income per diluted share(1) $ 0.59 $ 2.28 - $ 2.31 (a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision. 16 (1) Non-GAAP financial measure. Please see slide 3.

Reconciliation of Non-GAAP Financial Measures Three Months Ended Six Months Ended June 30, June 30, (in thousands) (unaudited) 2020 2019 2020 2019 Total revenues $ 235,313 $ 224,445 $ 481,852 $ 424,111 Deferred revenue fair value adjustment 77 3,414 516 3,420 Adjusted revenues 235,390 227,859 482,368 427,531 Asset-based cost of revenues (61,875) (60,293) (130,467) (114,135) Adjusted net revenues $ 173,515 $ 167,566 $ 351,901 $ 313,396 Net income (loss) $ (5,471) $ 613 $ (12,661) $ (17,655) Add (deduct): Deferred revenue fair value adjustment 77 3,414 516 3,420 Interest income (197) (901) (588) (2,411) Interest expense 6,634 8,263 13,768 15,359 Accretion on contingent consideration and purchase liability 311 502 910 742 Income tax provision (benefit) 1,306 (28,382) (658) (24,614) Depreciation and amortization 28,443 26,915 56,126 46,432 Non-cash compensation expense 13,875 14,988 27,345 27,852 Restructuring charges and transaction costs 6,648 13,208 9,468 20,574 Severance 1,869 3,280 15,851 5,760 Fair market value adjustment on contingent consideration liability (1,982) — (1,982) — Non-recurring litigation and regulatory related expenses 3,517 — 4,220 — Foreign currency 463 (154) (31) (155) Non-income tax expense adjustment (642) 908 (454) 1,118 Non-recurring gain — — (4,230) — Loss allocation from equity method investments 1,256 347 3,286 550 (Income) loss attributable to non-controlling interest (299) 210 (500) 241 Adjusted EBITDA $ 55,808 $ 43,211 $ 110,386 $ 77,213 17

Reconciliation of Non-GAAP Financial Measures Three Months Ended Six Months Ended June 30, June 30, (in thousands, except share and per share information) (unaudited) 2020 2019 2020 2019 Net income (loss) $ (5,471) $ 613 $ (12,661) $ (17,655) Income tax provision (benefit) 1,306 (28,382) (658) (24,614) Loss before income tax provision (benefit) (4,165) (27,769) (13,319) (42,269) Add (deduct): Deferred revenue fair value adjustment 77 3,414 516 3,420 Accretion on contingent consideration and purchase Liability 311 502 910 742 Non-cash interest expense 2,983 4,646 5,945 9,262 Non-cash compensation expense 13,875 14,988 27,345 27,852 Restructuring charges and transaction costs 6,648 13,208 9,468 20,574 Severance 1,869 3,280 15,851 5,760 Fair market value adjustment on contingent consideration liability (1,982) — (1,982) — Amortization of acquired intangibles 18,746 19,278 37,504 31,806 Non-recurring litigation and regulatory related expenses 3,517 — 4,220 — Foreign currency 463 (154) (31) (155) Non-income tax expense adjustment (642) 908 (454) 1,118 Non-recurring gain — — (4,230) — Loss allocation from equity method investments 1,256 347 3,286 550 (Income) loss attributable to non-controlling interest (299) 210 (500) 241 Adjusted net income before income tax effect 42,657 32,858 84,529 58,901 Income tax effect (10,884) (8,388) (21,554) (15,020) Adjusted net income $ 31,773 $ 24,470 $ 62,975 $ 43,881 Basic number of weighted-average shares outstanding 53,562,850 50,870,296 53,288,741 49,526,774 Effect of dilutive shares: Options to purchase common stock 374,070 1,164,246 519,886 1,185,480 Unvested restricted stock units 322,140 662,853 475,990 666,116 Convertible notes — 261,075 11,719 12,532 Warrants — 24,218 22,714 — Diluted number of weighted-average shares outstanding 54,259,060 52,982,688 54,319,050 51,390,902 Adjusted net income per share - diluted $ 0.59 $ 0.46 $ 1.16 $ 0.85 18

Reconciliation of Non-GAAP Financial Measures

	Year ended December 31,												
(in millions, except share and per share information) (unaudited)	**2007**	**2008**	**2009**	**2010**	**2011**	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**	**2019**
Net income (loss)	23.94	5.26	(0.87)	(0.63)	7.61	0.47	3.66	13.98	4.44	(55.57)	(3.28)	4.01	(17.20)
Accretion on contingent consideration and purchase liability	-	-	-	-	-	-	-	-	0.89	0.15	0.51	0.22	1.77
Bad debt expense	-	-	0.38	2.67	-	-	-	-	-	-	-	-	-
Contract settlement charges	-	-	-	-	1.18	-	-	-	-	-	-	-	-
Customer inducement costs	-	-	0.02	3.24	4.57	-	-	-	-	-	-	-	-
Deferred revenue fair value adjustment	-	-	-	-	-	1.25	0.16	-	0.32	1.27	0.13	0.12	9.27
Depreciation and amortization	2.92	3.54	4.50	5.70	6.38	12.40	15.33	18.65	27.96	64.00	62.82	77.63	101.27
Fair market value adjustment on contingent consideration liability	-	-	-	-	-	-	0.50	(1.43)	(4.15)	1.59	-	-	(8.13)
Foreign currency	-	-	-	-	-	-	-	-	-	(0.72)	0.49	(0.59)	(0.07)
Impairment of customer inducement assets	-	-	-	-	0.17	-	-	-	-	-	-	-	-
Impairment of equity method investment	-	-	-	-	-	-	-	-	-	0.73	-	-	-
Impairment on investments	-	0.68	3.60	-	-	-	-	-	-	-	-	-	-
Imputed interest expense on contingent consideration	-	-	-	-	-	-	0.79	1.47	-	-	-	-	-
Income tax provision (benefit)	(14.15)	4.61	1.81	1.53	2.98	2.60	2.05	8.53	4.55	15.08	1.59	(13.17)	(30.89)
Interest expense	-	-	-	0.56	0.79	-	-	0.63	10.27	16.60	16.35	25.20	32.52
Interest income	(1.15)	(0.81)	(0.22)	(0.15)	(0.08)	(0.03)	(0.02)	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)
Litigation related expense	-	-	0.60	1.93	0.13	0.27	0.01	0.02	0.07	5.59	1.03	-	2.88
Loss allocation from equity method investment	-	-	-	-	-	-	-	-	-	1.42	1.47	1.15	2.36
Loss attributable to non-controlling interest	-	-	-	-	-	-	-	1.23	1.64	1.08	0.32	1.79	0.11
Non-cash compensation expense	-	0.45	0.78	1.73	3.06	4.04	8.92	11.42	15.16	33.28	31.33	40.25	60.44
Non-income tax expense adjustment	-	-	-	-	-	-	-	-	-	6.23	0.35	(0.59)	0.37
Other	-	-	-	-	(1.10)	-	-	(1.83)	0.07	(1.38)	-	-	-
Re-audit related expenses	-	-	-	-	-	-	3.11	-	-	-	-	-	-
Restructuring charges and transaction costs	-	-	-	0.86	1.05	2.72	3.30	2.67	13.50	5.78	13.67	15.58	26.56
Severance	-	-	-	0.67	0.70	0.28	0.79	0.74	1.70	4.34	2.32	8.32	15.37
Adjusted EBITDA	**11.56**	**13.73**	**10.60**	**18.11**	**27.44**	**23.99**	**38.59**	**55.94**	**76.07**	**99.44**	**128.89**	**157.55**	**193.29**

ENVESTNET

Note: Numbers may not sum due to rounding.

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